Exhibit (s)
POWER OF ATTORNEY
FOR
U.S. SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS
     The undersigned directors and officers of KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY (the “Company”) hereby appoint DAVID A. HEARTH (with full power to act alone), their attorney-in-fact and agent, in all capacities, to (i) execute and file the Company’s Registration Statement on Form N-2 (File No. 811-22435) in connection with the Company’s registration and offering and sale of its common stock (the “Offering”) under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and all amendments thereto (including post-effective amendments) (the “Registration Statement”); (ii) execute and file any documents relating to the Offering under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto (including post-effective amendments); and (iii) execute and file any documents related to the Offering with any regulatory authority, including, but not limited to the securities exchanges, in all cases under clauses (i), (ii) and (iii) above including all exhibits and all other documents required to be filed by the applicable regulatory authority. The undersigned grants to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
     The undersigned directors and officers of Kayne Anderson Energy Development Company hereby execute this Power of Attorney in the capacities and on the dates indicated.

By:	/s/ Kevin S. McCarthy	Date:	October 6, 2010

Kevin S. McCarthy, Chairman of the Board of Directors, President and Chief Executive Officer

By:	/s/ Terry A. Hart	Date:	October 6, 2010

Terry A. Hart, Chief Financial Officer and Treasurer

By:	/s/ William R. Cordes	Date:	October 5, 2010

Williams R. Cordes, Director

By:	/s/ Barry R. Pearl	Date:	October 5, 2010

Barry R. Pearl, Director

By:	/s/ Albert L. Richey	Date:	October 5, 2010

Albert L. Richey, Director

By:	/s/ Robert V. Sinnott	Date:	October 5, 2010

Robert V. Sinnott, Director

By:	/s/ William L. Thacker	Date:	October 6, 2010

William L. Thacker, Director